CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Contingent Income Auto- Callable Securities due 2020	$1,000,000	$121.20

October 2018

Pricing Supplement No. 1,082

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 11, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the  iShares® MSCI Emerging Markets ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each of the EURO STOXX 50® Index and the  iShares® MSCI Emerging Markets ETF is at or above 70% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date.  However, if the closing level of either of the underlyings is less than its coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date (beginning after six months), for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final level of either of the underlyings is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities.  Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of either of the underlyings will result in few or no contingent coupon payments or a significant loss of your investment, even if the other underlying has appreciated or has not declined as much.  The securities are for investors who are willing to risk their principal based on the worst performing of two underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 2-year term.  Investors will not participate in any appreciation of either of the underlyings.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	EURO STOXX 50® Index (the “SX5E Index”) and iShares® MSCI Emerging Markets ETF (the “EEM Shares”)
Aggregate principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	October 11, 2018
Original issue date:	October 16, 2018 (3 business days after the pricing date)
Maturity date:	October 15, 2020
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date.  If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 8.00% per annum for each interest payment period for each applicable observation date.

If, on any observation date, the closing level of either of the underlyings is less than its respective coupon threshold level, we will pay no coupon for the applicable quarterly period.  It is possible that either underlying will remain below its respective coupon threshold level for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying.  Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$970.30 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to us(3)
Per security	$1,000	$7	$993
Total	$1,000,000	$7,000	$993,000
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $7 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until approximately six months after the original issue date.

Following this initial 6-month non-call period, if, on any redemption determination date, beginning on April 11, 2019, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing level of either of the underlyings is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date.
Redemption determination dates:	Beginning after six months, quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.
Early redemption dates:	Beginning on April 16, 2019, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Downside threshold level:	With respect to the SX5E Index: 2,246.433, which is 70% of its initial level With respect to the EEM Shares: $27.398, which is 70% of its initial level
Coupon threshold level:	With respect to the SX5E Index: 2,246.433, which is 70% of its initial level With respect to the EEM Shares: $27.398, which is 70% of its initial level
Initial level:	With respect to the SX5E Index: 3,209.19, which is its closing level on the pricing date With respect to the EEM Shares: $39.14, which is its closing level on the pricing date
Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to the SX5E Index, on any index business day, the index closing value on such day

With respect to the EEM Shares, on any trading day, the closing price of one EEM Share on such day times the adjustment factor on such day

Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon payment dates:	Quarterly, beginning January 16, 2019, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
CUSIP / ISIN:	61768DHH1 / US61768DHH17
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
January 11, 2019*	January 16, 2019*
April 11, 2019	April 16, 2019
July 11, 2019	July 16, 2019
October 11, 2019	October 17, 2019
January 13, 2020	January 16, 2020
April 14, 2020	April 17, 2020
July 13, 2020	July 16, 2020
October 12, 2020 (final observation date)	October 15, 2020 (maturity date)

*The securities are not subject to automatic early redemption until the second coupon payment date, which is April 16, 2019.

October 2018	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the  iShares® MSCI Emerging Markets ETF (the “securities”) do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of either of the underlyings is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  If the closing level of either of the underlyings is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire 2-year term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date.  Even if each underlying were to be at or above its respective coupon threshold level on some quarterly observation dates, they may not all close at or above their respective coupon threshold levels on other observation dates, in which case you will not receive some contingent quarterly coupon payments.  In addition, if the securities have not been automatically called prior to maturity and the final level of either of the underlyings is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 2-year term of the securities.

Maturity:	Approximately 2 years
Contingent quarterly coupon:	A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 8.00% per annum for each interest payment period for each applicable observation date. If, on any observation date, the closing level of either of the underlyings is less than the respective coupon threshold level, we will pay no coupon for the applicable quarterly period.
Automatic early redemption:	The securities are not subject to automatic early redemption until approximately six months after the original issue date. Following this initial six-month non-call period, if the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, beginning on April 11, 2019, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the performance factor of the worst performing underlying.  Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.  No quarterly coupon will be payable at maturity.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

October 2018	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $970.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2018	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of either of the underlyings is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the quarterly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others.  Investors receive the contingent quarterly coupon, corresponding to a return of 8.00% per annum, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any closing level is below the respective coupon threshold level on the related observation date.

Beginning after six months, when each underlying closes at or above its respective initial level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying closes at or above the respective coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date (beginning after six months).  Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, corresponding to a return of 8.00% per annum, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any closing level is below the respective coupon threshold level on the related observation date.

On the final observation date, each underlying closes at or above its downside threshold level.  At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

October 2018	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date (beginning after six months).  Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, corresponding to a return of 8.00% per annum, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any closing level is below the respective coupon threshold level on the related observation date.

On the final observation date, one or more underlyings close below the respective downside threshold level(s).  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.  Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.  No coupon will be paid at maturity in this scenario.

October 2018	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each quarterly observation date, (2) the closing levels on each quarterly redemption determination date and (3) the final levels.  Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (beginning after six months)

October 2018	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

October 2018	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon will be determined by reference to the closing level of each underlying on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date.  The actual initial level, coupon threshold level and downside threshold level for each underlying are set forth on the cover of this document.  All payments on the securities, if any, are subject to our credit risk.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.  The below examples are based on the following terms:

Contingent Quarterly Coupon:	A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 8.00% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent quarterly coupon rate of 8.00% per annum (corresponding to approximately $20.00 per quarter per security*).
Automatic Early Redemption (beginning after six months):	Following the initial six-month non-call period, if the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Payment at Maturity (if the securities have not been automatically redeemed early):

If the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.  Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SX5E Index: 3,500 With respect to the EEM Shares: $40
Hypothetical Coupon Threshold Level:

With respect to the SX5E Index: 2,450, which is 70% of the hypothetical initial level for such underlying

With respect to the EEM Shares: $28, which is 70% of the hypothetical initial level for such underlying

Hypothetical Downside Threshold Level:

With respect to the SX5E Index: 2,450, which is 70% of the hypothetical initial level for such underlying

With respect to the EEM Shares: $28, which is 70% of the hypothetical initial level for such underlying

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis.  The hypothetical contingent quarterly coupon of $20.00 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

October 2018	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

	Closing Level		Contingent Quarterly Coupon
	SX5E Index	EEM Shares
Hypothetical Observation Date 1	3,750 (at or above the coupon threshold level)	$65 (at or above the coupon threshold level)	$20.00
Hypothetical Observation Date 2	1,800 (below the coupon threshold level)	$65 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	3,400 (at or above the coupon threshold level)	$16 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	1,700 (below the coupon threshold level)	$15 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level.  Therefore, a contingent quarterly coupon of $20.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, one underlying closes at or above its respective coupon threshold level, but the other underlying closes below its respective coupon threshold level.  Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing level of either of the underlyings is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities.

October 2018	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date (beginning after six months), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level		Payment at Maturity
	SX5E Index	EEM Shares
Example 1:	1,575 (below the downside threshold level)	$35 (at or above the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x (1,575 / 3,500) = $450
Example 2:	3,200 (at or above the downside threshold level)	$16 (below the downside threshold level)	$1,000 x ($16 / $40) = $400
Example 3:	1,575 (below the downside threshold level)	$12 (below the downside threshold level)	$1,000 x ($12 / $40) = $300
Example 4:	1,050 (below the threshold level)	$16 (below the downside threshold level)	$1,000 x (1,050 / 3,500) = $300
Example 5:	4,500 (at or above the downside threshold level)	$65 (at or above the downside threshold level)

The stated principal amount + the contingent quarterly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final level of one of the underlyings is at or above the respective downside threshold level, but the final level of the other underlying is below the respective downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.  Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period.

Similarly, in examples 3 and 4, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying.  In example 3, the SX5E Index has declined 55% from its initial level to its final level and the EEM Shares have declined 70% from their initial level to their final level.  Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the EEM Shares, which represent the worst performing underlying in this example.  In example 4, the SX5E Index has declined 70% from its initial level to its final level and the EEM Shares have declined 60% from their initial level to their final level.  Therefore, the payment at maturity equals the stated principal amount times the performance factor of the SX5E Index, which is the worst performing underlying in this example.  Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period.

In example 5, the final level of each underlying is at or above its respective downside threshold level.  Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent quarterly coupon with respect to the final observation date.  However, investors do not participate in any appreciation of the underlyings.

If the final level of EITHER of the underlyings is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $700 per security and could be zero.

October 2018	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final level of either of the underlyings is less than its threshold level of 70% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of either of the underlyings is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing level of either of the underlyings will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each underlying, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either of the underlyings over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent quarterly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and either of the underlyings has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either of the underlyings will close below its coupon threshold level on any observation date, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

October 2018	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

▪	The contingent quarterly coupon, if any, is based on the value of each underlying on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying on quarterly observation dates, if the closing level of either of the underlyings on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent quarterly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, and even if the closing level of the other underlying is at or above its respective coupon threshold level.

▪	Investors will not participate in any appreciation of either of the underlyings. Investors will not participate in any appreciation of either of the underlyings from the initial level for such underlying, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level, downside threshold level and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SX5E Index and the share underlying index,

o	whether the closing level of either of the underlyings has been below its respective coupon threshold level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the SX5E Index and the share underlying index or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the SX5E Index and the share underlying index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of the SX5E Index and the share underlying index,

o	the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either of the underlyings has closed near or below its coupon threshold level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlyings based on its historical performance.  The value of either of the underlyings may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 30% or all

October 2018	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

of your initial investment in the securities.  There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.  See “EURO STOXX 50® Index  Overview” and “iShares® MSCI Emerging Markets ETF Overview” below.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that could affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securites may be materially and adversely affected.

▪	Adjustments to the EEM Shares or the index tracked by the EEM Shares could adversely affect the value of the securities. The investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM (the “share underlying index”). Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing iShares® MSCI Emerging Markets ETF. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets IndexSM or make other methodological changes that could change the level of the MSCI Emerging Markets IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets IndexSM at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities.

▪	The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. The EEM Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of EEM Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performances of EEM Shares and the share underlying index. Finally, because the shares of the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares.  Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the

October 2018	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

payment at maturity would be based on the published closing price per share of the EEM Shares on the final observation date, even if the EEM Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the EEM Shares.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, which measures the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable

October 2018	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The securities are subject to currency exchange risk. Because the price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EEM Shares, the price of the EEM Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SX5E Index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings or the component stocks of the SX5E Index or the share underlying index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX5E Index, or the share underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any

October 2018	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the EEM Shares, the stocks that constitute the SX5E Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of an underlying, and, therefore, could have increased (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the level at or above which such

October 2018	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

underlying must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying).  Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial level, coupon threshold level and downside threshold level for each underlying and will determine whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor index or calculation of the closing level of either underlying in the event of a market disruption event or discontinuance of the SX5E Index or the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the SX5E Index could adversely affect the value of the securities. The publisher of the SX5E Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the SX5E Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the

October 2018	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2018	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

EURO STOXX 50® Index  Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG.  Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991.  The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on October 11, 2018:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 11/1/2017):	3,697.40
Current Index Value:	3,209.19	52 Week Low (on 10/11/2018):	3,209.19
52 Weeks Ago:	3,607.39

The following graph sets forth the daily index closing values of the SX5E Index for the period from January 1, 2013 through October 11, 2018.  The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SX5E Index for each quarter for the period from January 1, 2013 through October 11, 2018.  The index closing value of the SX5E Index on October 11, 2018 was 3,209.19.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The SX5E Index has experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Index Closing Values January 1, 2013 to October 11, 2018

* The red line in the graph indicates the downside threshold level and the coupon threshold level of 2,246.433, each of which is 70% of the initial level.

October 2018	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,527.83	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter (through October 11, 2018)	3,414.16	3,209.19	3,209.19

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited.  For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

October 2018	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on October 11, 2018:

Bloomberg Ticker Symbol:	EEM	52 Week High (on 1/26/2018):	$52.08
Current Share Price:	$39.14	52 Week Low (on 10/11/2018):	$39.14
52 Weeks Ago:	$46.26

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2013 through October 11, 2018.  The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter for the period from January 1, 2013 through October 11, 2018.  The closing price of the EEM Shares on October 11, 2018 was $39.14.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The EEM Shares have experienced periods of high volatility, and you should not take the historical prices of the EEM Shares as an indication of their future performance.

EEM Shares Daily Index Closing Prices January 1, 2013 to October 11, 2018

* The red line in the graph indicates the downside threshold level and the coupon threshold level of $27.398, each of which is 70% of the initial level.

October 2018	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter (through October 11, 2018)	42.93	39.14	39.14

This document relates only to the securities referenced hereby and does not relate to the EEM Shares.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the

October 2018	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM.  The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

October 2018	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
SX5E Index publisher:	STOXX Limited
Share underlying index:	The MSCI Emerging Markets IndexSM
Share underlying index publisher:	MSCI Inc.
Threshold level:	The accompanying product supplement refers to the threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.  This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

October 2018	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

October 2018	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Tax Treatment of Coupon Payments.  Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment.  Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.  The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder

October 2018	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If

October 2018	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

We expect our hedging counterparties to have taken positions in the EEM Shares, in stocks constituting the SX5E Index or the share underlying index and in futures and/or options contracts on the EEM Shares, the SX5E Index the share underlying index or their component stocks listed on major securities markets. Such purchase activity could have increased the initial level of an underlying, and, as a result, could have increased (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying).
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as

October 2018	Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.
Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $7 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

October 2018	Page 32

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 15, 2020, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

October 2018	Page 33